UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2026
Olaplex Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40860	87-1242679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
432 Park Avenue South, Third Floor, New York, NY 10016
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 691-0776
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OLPX	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On May 7, 2026, the United States District Court for the Central District of California granted preliminary approval of the settlement in the stockholder derivative action captioned In re Olaplex Holdings, Inc. Stockholder Derivative Litigation, Lead Case No. 2:23-cv-09712-SVW-SK (the “Settlement”). The Settlement resolves all claims that were or could have been asserted in the derivative litigation and the books and records demand made by stockholder Kajeel Patel pursuant to 8 Del. C. § 220, which involved claims similar to those asserted in the securities class action filed against Olaplex Holdings, Inc. (the “Company”) in 2022. Under the Settlement, the Company will enact certain governance enhancements and will cause a payment to be made to the plaintiffs’ counsel for their court-awarded attorneys’ fees and expenses. The Settlement is subject to final court approval.
On May 29, 2026, pursuant to the court’s preliminary approval order, the Company is publishing the Notice of Pendency and Proposed Settlement of Stockholder Derivative Matters and Settlement Hearing (the “Notice”) attached hereto as Exhibit 99.1. The Notice and the Stipulation and Agreement of Settlement and exhibits thereto are also available on the SEC Filings portion of Olaplex’s corporate website (https://ir.olaplex.com/sec-filings/all-sec-filings). The contents of the Company’s corporate website shall not be deemed to be incorporated by reference into this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
99.1	Notice of Pendency and Proposed Settlement of Stockholder Derivative Matters and Settlement Hearing, dated May 29, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: May 29, 2026	Olaplex Holdings, Inc.

	By:	/s/ Amanda Baldwin
	Name:	Amanda Baldwin
	Title:	Chief Executive Officer